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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM 8-K
                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               -----------------

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 17, 2005

                                 LSB CORPORATION
             (Exact name of registrant as specified in its charter)

       MASSACHUSETTS                 000-32955               04-3557612
(State or other jurisdiction  (Commission File Number)    (I.R.S. Employer
     of incorporation)                                  Identification No.)

                               -----------------

                             30 MASSACHUSETTS AVENUE
                       NORTH ANDOVER, MASSACHUSETTS 01845
                                 (978) 725-7500
             (Address, including zip code, of registrant's principal
                  executive offices and registrant's telephone
                          number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On November 17, 2005, the Board of Directors of LSB Corporation (the "Company"), approved the form of a new shareholder rights plan, to be documented by a Renewed Rights Agreement between the Company and a rights agent to be determined (the "Renewed Rights Plan"). When finalized and effective on December 19, 2006, the expiration date of the Current Rights Plan (as hereinafter defined), the Renewed Rights Plan will amend and extend that certain Rights Agreement dated as of December 19, 1996 between Lawrence Savings Bank and State Street Bank and Trust Company, as rights agent (the "Current Rights Plan"). The Current Rights Plan was assumed by the Company concurrently with the reorganization of the Company as the holding company for Lawrence Savings Bank on July 1, 2001. The approved form of Renewed Rights Plan is attached hereto and incorporated herein as Exhibit 4.1. A summary description of the Renewed Rights Plan and the Rights to be issued thereunder is set forth below. For a description and the text of the Current Rights Plan as assumed by the Company, please see the Company's Current Report on Form 8-K dated July 2, 2001 and
Exhibit 4.4 thereto, which description and exhibit are incorporated by reference herein.

Rights; Distribution of Rights.

      On November 17, 2005, in furtherance of the Renewed Rights Plan, the Board of Directors declared a dividend distribution of one right (as defined in the Renewed Rights Plan, the "Rights") for each share of the Common Stock of the Company, par value $.10 per share (the "Common Stock"), to be distributed to holders of record of the Common Stock issued and outstanding as of the close of business on December 19, 2006, the expiration date of the Current Rights Plan. Each Right will entitle the registered owner (other than an "Acquiring Person" or "Adverse Person" as hereinafter defined) upon the occurrence of certain triggering events to purchase from the Company a Unit consisting of one one-hundredth of a share of Series A Participating Preferred Stock, par value $.10 per share, of the Company at a purchase price of $85.00 per Unit, subject to adjustment (the "Purchase Price").

      The following description is only a summary and is not complete, and is subject to and should be read together with the entire text of the Renewed Rights Plan, the approved form of which is incorporated herein by reference and is filed herewith as Exhibit 4.1 to this report on Form 8-K.

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Exercisability of Rights; Expiration of Rights.

      The Rights will be exercisable, and transferable apart from the Common Stock, only if (x) a person acquires beneficial ownership of 10% or more of the outstanding shares of Common Stock (any such person, an "Acquiring Person"), other than as a result of repurchases of stock by the Company or an inadvertent acquisition by an institutional shareholder, (y) a third party makes a tender offer which, if consummated, would result in someone becoming an Acquiring Person or (z) the Board declares a Person to be an Adverse Person, as discussed further below. The Rights will expire 10 years after the date of issuance.

Determination of Adverse Person.

      An Adverse Person, in general, is any Person declared as such by the Board, (A) upon (i) a determination that such Person has become the beneficial owner of an amount of Common Stock determined to be substantial (not less than 5% of the outstanding shares of Common Stock) and (ii) a determination by the Board after reasonable inquiry and investigation, including taking into account past actions or positions of such Person with respect to other issuers, that such beneficial ownership by such Person (1) is intended to cause or is reasonably likely to cause the Company to repurchase the Common Stock beneficially owned by such Person or to cause pressure on the Company to take action which would provide such Person with short-term financial gain under circumstances where the Board determines that the best long-term interests of the Company and its stockholders would not be served or (2) is causing or is reasonably likely to cause a material adverse impact on the business or prospects of the Company; or (B) upon a determination that such Person is a present or future interested stockholder (as defined in Chapter 110F of the Massachusetts General Laws) with respect to shares of Common Stock who, without the prior approval of the Board: (i) has increased, after the later of the date of the Renewed Rights Agreement and the date on which such Person first became an interested stockholder, its beneficial ownership of Common Stock within any twelve month period by an amount equal to the lesser of (1) one percent of the outstanding shares of Common Stock or (2) such fraction of a percentage of the outstanding shares of Common Stock as is equal to the quotient obtained by dividing 1 by the number of percentage points (including fractions) by which the percentage of the outstanding shares of Common Stock beneficially owned by such Person on the later of the date of the Renewed Rights Agreement and the date on which the Person first became an interested stockholder exceeds 5% of the outstanding shares of Common Stock; or (ii) has taken, after the date of the Agreement and during the three year period following the date such Person first became an interested stockholder, any public action which, in the good faith judgment of the Board, has the purpose or effect of advocating that the Company pursue a potential sale.

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"Flip-In" Feature.

      If any person becomes an Acquiring Person or the Board of Directors determines any person to be an Adverse Person, each Right will entitle the holder (other than an Acquiring Person or an Adverse Person) to purchase, at the then current "Exercise Price" (the Purchase Price times the number of shares of Common Stock (initially, one) associated with each Right), Common Stock (or, in certain circumstances, to receive a combination of Common Stock, other securities, cash or other property) having a value of twice the Right's Exercise Price. Rights that are, or (under certain circumstances specified in the Renewed Rights Plan) were, beneficially owned by any Acquiring Person or an Adverse Person will be null and void.

"Flip-Over" Feature.

      If, at any time while there is an Acquiring Person, the Company engages in a merger or other business combination transaction in which the Common Stock is changed or exchanged or 50% or more of its assets or earning power is sold, each Right (not previously voided by the occurrence of a Flip-in Event) will entitle its holder (other than an Acquiring Person or an Adverse Person) to purchase, at the Right's then current Exercise Price, common stock of such person having a calculated value of twice the Right's then current Exercise Price.

Redemption of Rights.

      The Board of Directors is entitled to redeem the Rights at a nominal redemption price ($0.001 per Right) at any time prior to the tenth business day following a public announcement that a person or group has become an Acquiring Person. The foregoing notwithstanding, the Rights may not be redeemed after the Board of Directors has determined that any person is an Adverse Person.

Amendments.

      The terms of the Rights generally may be amended by the Board without the approval of the holders of the Rights in any manner at any time prior to the Distribution Date of the Rights and thereafter by the Board in certain respects, including (a) generally to shorten or lengthen any time period (including the redemption period prior to the Rights becoming non-redeemable) and (b) other amendments not adverse to the interests of holders of Rights. The Renewed Rights Plan, however, may not be amended at such time as the Rights are not redeemable.

      The foregoing description is only a summary and is not complete, and is subject to and should be read together with the entire text of the Renewed Rights Plan, the approved form of which is incorporated herein by reference and filed herewith as Exhibit 4.1 to this report on Form 8-K.

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ITEM 3.03.  MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

      On November 17, 2005, the Board of Directors approved the form of the Renewed Rights Plan. When finalized and effective on the expiration date of the Current Rights Plan and the rights issued thereunder, the Renewed Rights Plan will amend and extend the Current Rights Plan. On November 17, 2005, in furtherance of the Renewed Rights Plan, the Board of Directors declared a dividend of Rights to be distributed to holders of record of Common Stock as of the close of business on the expiration date of the Current Rights Plan, and to be attached to each share of Common Stock. Each Right will entitle the registered owner (other than an Acquiring Person or an Adverse Person as defined under Item 1.01 above) to purchase from the Company a Unit consisting of one one-hundredth of a share of preferred stock of the Company at a Purchase Price of $85.00 per Unit, subject to adjustment.

      The approved form of Renewed Rights Plan is attached hereto and incorporated herein as Exhibit 4.1. A summary description of the Renewed Rights Plan and the Rights is set forth under Item 1.01, above, and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

4.1 Form of Renewed Rights Agreement, dated as of ____________________ ___, 2005, between LSB Corporation and _________________.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSB CORPORATION

          DATED: November 23, 2005

          By: /s/  Paul A. Miller
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              Paul A. Miller
              President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.                           Description
-----------  -------------------------------------------------------------
4.1          Form of Renewed Rights Agreement, dated as of ___________ __,
             2005, between LSB Corporation and _______________________.

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